Exhibit 99.3

FORM OF PROXY CARD — SHAREHOLDERS ONLY

YOUKU INC.

FOR USE AT THE ANNUAL GENERAL MEETING (“AGM”)

TO BE HELD ON                 , 2012 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the AGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of $0.00001 each in the capital of Youku Inc. (the “Company”)

I/We(1),

being the registered holder(s) of Class A and/or Class B ordinary shares of $0.00001 each in the capital of the Company, HEREBY APPOINT the Chairman of the AGM or(2)

as my/our proxy (“Proxy”) to attend and act for me/us and on my/our behalf at the AGM (or at any postponement or adjournment thereof) to be held at                  (local time) on                , 2012 for the purpose of considering and, if thought fit, authorizing and approving:

•      the issuance of Class A ordinary shares of the Company, par value $0.00001 per share (“Class A shares”), including Class A shares underlying the Company’s American depositary shares (the “Share Issuance”), that constitute the consideration for the merger (the “Merger”) pursuant to the agreement and plan of merger (the “Merger Agreement”) dated March 11, 2012, by and among the Company, Tudou Holdings Limited (“Tudou”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, and Two Merger Sub Inc. (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company;

•      the change of the Company’s legal name (the “Name Change”) from “Youku Inc.” to “Youku Tudou Inc.” upon the effectiveness of the Merger (the “Name Change”);

•      a new Amended and Restated Articles of Association of the Company (the “New Articles”) to change all references to the voting power of Class B ordinary shares of the Company, par value $0.00001 per share from “each Class B Ordinary Share shall be entitled to three (3) votes on all matters subject to a vote at general meetings of the Company” in the currently effective Amended and Restated Articles of Association of the Company (the “Current Articles”) to “each Class B Ordinary Share shall be entitled to four (4) votes on all matters subject to a vote at general meetings of the Company” (the “Voting Power Ratio Change”); and

•      the lead sentence in the second paragraph in Article 6(c) of the Current Articles, which is “Notwithstanding any provision of these Articles to the contrary, the following matters are subject to the approval by the holders representing a majority of the aggregate voting power of the Company and also by the holders of a majority of the total outstanding Class A Ordinary Shares:”, being replaced in its entirety with the following sentence in the same numbered article of the New Articles:

“Notwithstanding any provision of these Articles to the contrary, each of the following matters is subject to the approval by (x) the holders representing a majority of the aggregate voting power of the Company who attend the general meetings in person or by proxy, and (y) the holders representing a majority of the total outstanding Class A Ordinary Shares then held by Members who acquired shares of the Company prior to the completion of the Company’s initial public offering in December 2010 and continue to hold a majority of such shares (either in the form of Class A Ordinary Shares or ADSs) through the record date for the general meeting and who attend the general meeting in person or by proxy:” (the “Class Vote Threshold Change”);

as referred to in the Notice convening the AGM dated                 , 2012, and at such AGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in respect of the following resolutions in the following manner:

		For(3)	Against(3)	Abstain(3)

1.	As an ordinary resolution, THAT the Share Issuance that constitutes the consideration for the Merger pursuant to the Merger Agreement be authorized and approved.	☐	☐	☐

2.	As a special resolution, THAT the Name Change from “Youku Inc.” to “Youku Tudou Inc.” upon the effectiveness of the Merger be authorized and approved.	☐	☐	☐

3.	As a special resolution, THAT the Voting Power Ratio Change be authorized and approved.	☐	☐	☐

4.	As a special resolution, THAT the Class Vote Threshold Change be authorized and approved.	☐	☐	☐

5.

THAT in the event that there are insufficient proxies received at the time of the AGM to authorize and approve the four resolutions set forth above proposed at the AGM, the chairman of the AGM be instructed to adjourn the AGM in order to allow the Company to solicit additional proxies in favor of the authorization and approval of the four proposed resolutions set forth above.

		☐	☐	☐

The Company has filed a registration statement on Form F-4, which contains the proxy statement of the Company relating to the proposals to be voted upon at the AGM (the “Proxy Statement”), with the U.S. Securities and Exchange Commission (“SEC”).  The Proxy Statement can be viewed on the SEC’s website at www.sec.gov, and a physical copy of the Proxy Statement can be mailed to you without charge upon written request to Youku Inc., 11/F, SinoSteel Plaza, 8 Haidian Street, Beijing 100080, People’s Republic of China, or by contacting Ryan Cheung, Corporate Finance Director, Youku Inc., by telephone at (+8610) 5885-1881 x6090, or email at ryan.cheung@youku.com. The Company’s annual report on Form 20-F for the year ended December 31, 2011 may also be obtained from the SEC website or upon request to us as set forth above.

In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage paid envelope we have provided or returned addressed to as soon as possible and in any event so that it is received by the Company no later than           a.m. on                , 2012 (New York City Time). In default this form of proxy shall not be treated as valid, provided always that the chairman of the AGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the AGM and voting in person at the AGM if you so wish, but in the event of your attending the AGM and voting at the AGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

Dated this day of 2012
Signature(s)(4)

Notes:

(1)           Full name(s) and addresses to be inserted in BLOCK CAPITALS.

(2)           If no name is inserted, a shareholder is deemed to have nominated the chairman of the AGM as proxy. If any proxy other than the chairman of the AGM is preferred, please strike out the words “the chairman of the AGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the AGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

(3)           The Board of Directors recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO VOTE IN FAVOR OF THE PROPOSALS, TICK THE BOX MARKED “For.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “Against.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies shall have discretion to vote as they determine. Proxies shall also be authorized to vote upon such other business as may properly come before the AGM or any postponement or adjournment thereof in their discretion.

(4)           This form of proxy must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally.  Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the AGM, either personally, or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the AGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.